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                                                                    EXHIBIT 23.3



                                        August 13, 1999



AMSOUTH BANCORPORATION
AmSouth Sonat Tower
1900 Fifth Avenue North
Birmingham, Alabama 35209


To the Board of Directors:

        I hereby consent to being named as a person about to become a director of AmSouth Bancorporation, a Delaware corporation ("AmSouth"), in connection with the consummation of the merger (the "Merger") of First American Corporation, a Tennessee corporation ("First American"), with and into Alpha/Foxtrot Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AmSouth ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of May 31, 1999, by and among AmSouth, First American and Merger Sub, in the Registration Statement on Form S-4 filed by AmSouth with he Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                        Sincerely,


                                        /s/  Dennis C. Bortorff
                                        ________________________
                                             Dennis C. Bortorff